EXHIBIT 5



                                                                   July 26, 2004

MediaBay, Inc.
2 Ridgedale Avenue - Suite 300
Cedar Knolls, NJ 07927

                  Re:      MediaBay, Inc. - Registration Statement on Form S-8

Gentlemen:

         You have requested our opinion with respect to the offer and sale by you, MediaBay, Inc., a Florida corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), of up to 3,500,000 shares (the "Shares") of common stock, no par value per share, of the Company, issuable upon exercise of stock options or upon the grant of other stock-based awards (collectively, the "Plan Awards") granted and eligible for grant under the Company's 2001 Stock Incentive Plan.

         We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuine-ness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement and the Plan Awards, will be duly and validly issued and fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel under "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ Blank Rome LLP
                                                    BLANK ROME LLP